EXHIBIT 4.1

ALL INFORMATION IN THIS AGREEMENT WILL BE TREATED CONFIDENTIALLY. HOWEVER, IT IS UNDERSTOOD THAT THIS AGREEMENT MAY BE PRESENTED TO APPROPRIATE PARTIES TO ESTABLISH THAT THE OFFERING IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR MEETS THE REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS.2

                              NOVA BIOGENETICS, INC

         SUBSCRIPTION AGREEMENT

Nova BioGenetics, Inc
c/o Mr. Tim Moses
8601 Dunwoody Place, Suite 338
Atlanta, Georgia  30350

Ladies and Gentlemen:

         You have been informed the undersigned ("Subscriber") that: Nova BioGenetics, Inc is a corporation organized and existing under the laws of Delaware (the "Company"); the Company operates as described in the Private Placement Memorandum of the Company dated February 2, 2005, (including all attachments and supplements thereto, if any, the "Memorandum") that has been furnished to Subscriber with or prior to Subscriber's receipt of this Subscription Agreement (this "Agreement"); the Company is currently offering to "accredited investors" a maximum of 100 units ("Units") at a purchase price of $10,000 per Unit (the "Offering"); each Unit consists of 20,000 shares of the Company's common stock, no par value $.0001 ("Common Stock") at a purchase price equal to $0.50 and one warrant to purchase 20,000 common at $.50; and any shares of Common Stock issued pursuant to the Private placement will be subject to substantial restrictions on transfer, including restrictions under the federal and state securities laws; and the minimum investment pursuant to the Offering is currently $10,000 for one Unit.

         Since an investor's holding period under U.S. securities laws will not begin to run until the common stock of Nova is fully subscribed, the Company has agreed to provide piggyback registration rights to investors.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION AGREEMENT ARE INCLUDED IN BLOCKS WHERE APPROPRIATE. PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY -- THIS AGREEMENT MUST BE COMPLETED FULLY AND ACCURATELY BEFORE A SUBSCRIPTION TO PURCHASE UNITS MAY BE ACCEPTED.

         1. SUBSCRIPTION. Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase the number of Units indicated on the signature page of this Agreement and agrees to pay therefore $10,000 per Unit (the "Purchase Price"). Subscriber hereby tenders this Agreement to the Company together with a duly executed Internal Revenue Service Form W-9. Subscriber has paid the entire Purchase Price by enclosing a check payable to "Nova BioGenetics, Inc."

         2. ACKNOWLEDGMENTS AND AGREEMENTS OF SUBSCRIBER. Subscriber hereby acknowledges and agrees with and for the benefit of the Company and its affiliates and agents as follows:

                  (a) The issuance of the Unit Securities will be registered under the federal Securities Act of 1933, as amended ("1933 Act"), or qualified under the securities laws of any state that would require registration or qualification absent an exemption, in reliance upon exemptions from registration and qualification contained in the 1933 Act and those laws, and the Company's reliance upon such exemptions is based in part upon the undersigned's representations, warranties and agreements contained in this Agreement.

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

                  (b) This subscription may be accepted or rejected in whole or in part in the sole discretion of the Company.

                  (c) Subject to any applicable rescission rights under state law disclosed in the Memorandum, this subscription is and shall be irrevocable, except that Subscriber shall have no obligation hereunder in the event that this subscription is not accepted or if the Offering is terminated for any reason.

                  (d) A legend in substantially the following form will appear on the Unit Warrants and any Warrant Shares, and Subscriber understands that the Company may refuse to permit transfers of the Unit Securities:

         THESE SECURITIES AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, INCLUDING IN PARTICULAR, SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                  (e) The Company has incurred net losses to date; the Units are speculative investments that involve a substantial degree of risk of loss by Subscriber of his entire investment in the Company.

                  (f) No federal or state agency has made any finding or determination regarding the fairness of the Offering or the terms of the Units, or made any recommendation or endorsement of the Offering or the terms of the Units.

                  (g) There are substantial restrictions on the transferability of the Unit Securities. There is no public market for the Units and it is not expected that any such market will develop in the future. There can be no assurance that a market for the Common Stock will develop.

                  (h) The provisions of Rule 144 under the 1933 Act are not currently available to permit resale of Unit Securities, and there can be no assurance that the conditions necessary to permit sales of Common Stock under Rule 144 will ever be satisfied

                  (i) Except as set forth in Section 5 below, the Company is under no obligation to register resale of the Unit Securities, to comply with the conditions of Rule 144 or take any other action necessary in order to make available any exemption for the sale of Unit Securities without registration.


                  (j) The tax effects that may be expected by the Company are not susceptible of absolute prediction, and new developments and rulings of the Internal Revenue Service, audit adjustments, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences sought by the Company. Subscriber has consulted with Subscriber's own legal, accounting or other tax advisers with respect to both the potential tax risks of investment in the Company generally and the particular federal, state and local tax risks and consequences to Subscriber of such investment based on Subscriber's particular circumstances.

                  (k) None of the following has been represented, guaranteed, or warranted to Subscriber by the Company, its agents or employees, or any other person, expressly or by implication:

                           (i) The profit or loss (including tax write-offs
                  and/or tax benefits) to be realized, if any, as a result of this investment; or

                           (ii) That the past performance or experience of the
                  Company or any of its officers, agents or employees or any other person will in any way indicate predictable results of an investment in the Company.

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

For further risks associated with this offering, please refer to the Memorandum.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber hereby represents and warrants to and for the benefit of the Company, and its affiliates and agents as follows:

                  (a) The address set forth below is Subscriber's true and correct principal residence, and he has no present intention of becoming a resident of any other state or jurisdiction.

                  (b) Subscriber has at no time been solicited with respect to investment in the Company by a public promotional meeting, newspaper, magazine, radio or television article or advertisement, or other form of general solicitation or general advertising.

                  (c) Subscriber has received, has carefully read and is familiar with the Memorandum and this Agreement (collectively, the "Offering Materials") and, to the extent deemed necessary, has discussed with counsel the representations, warranties and agreements that Subscriber makes by signing this Agreement. No representation or warranty with respect to the Company or Subscriber's investment in the Company has been made to Subscriber by the Company, or any agent, employee or affiliate of the Company other than as set forth in the Offering Materials, and Subscriber understands and agrees that any such representation, warranty or agreement made other than as set forth in the Offering Materials may not be relied upon as authorized by the Company. Subscriber has had an opportunity to review the Company's annual, quarterly and special reports, proxy statements and other information on file with the U.S. Securities and Exchange Commission.

                  (d) Subscriber confirms that all documents, records and books requested by Subscriber in addition to the Offering Materials and pertaining to Subscriber's investment in the Company have been made available or delivered to Subscriber and Subscriber's advisers, and that Subscriber and Subscriber's advisers have been given the opportunity to ask questions of, and have received answers from, the Company concerning the Company and the Offering as necessary to verify the accuracy of the information contained in the Offering Materials and as the undersigned desired in order to evaluate investment in the Company and investment in the Units (such additional documents, records and books and other information, the "Additional Information"). Subscriber is purchasing the Units without relying on any literature, prospectus or other oral or written information or statement other than the Offering Materials and the Additional Information. The Additional Information is consistent with and does not contradict the Offering Materials in any material respect.

                  (e) Subscriber is purchasing the Units for Subscriber's own account, with Subscriber's own funds and with the intention of holding the Units for investment. Subscriber has no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of Units or any beneficial interest therein.

                  (f) Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to Subscriber's net worth, and Subscriber's investment in the Company will not cause such overall commitment to become excessive

                  (g) Subscriber, if an individual, has adequate means of providing for his or her current needs and possible personal and family contingencies and has no need for liquidity in this investment in the Company.

                  (h) Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding Units for an indefinite period or to afford a complete loss of this investment.

                  (i) If Subscriber has appointed a Purchaser Representative, such Purchaser Representative has advised Subscriber regarding the merits and risks of an investment in the Company in general and the suitability of the investment for Subscriber in particular. Such Purchaser Representative has disclosed to Subscriber in writing any relationship between such Purchaser Representative or its affiliates and the Company or its affiliates and any compensation received or to be received as a result of such relationship, and has completed and delivered the Purchaser Representative Questionnaire attached to the Subscription Package as Exhibit 1.

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

                  (j) Subscriber personally, or together with Subscriber's duly appointed and qualified Purchaser Representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and to protect Subscriber's interests in connection with investment in the Company.

                  (k) Subscriber, or Subscriber's duly appointed and qualified Purchaser Representative, has evaluated the risks of investing in the Company. Subscriber understands that an investment in the Company involves risks and has taken full cognizance of and understands such risks, including those set forth under the caption "Certain Risk Factors" and elsewhere in the Memorandum.

                  (l) Subscriber is an "accredited investor" because the indicated alternative(s) below apply:

                  PLEASE INITIAL EACH ITEM BELOW THAT APPLIES:

___ Subscriber is an individual who either (a) has a net worth, including assets held jointly with Subscriber's spouse, if appropriate, of not less than $1,000,000, and/or (b) has had individual income in excess of $100,000 in each of the two most recent years, or has had joint income with such person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

___ Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act of 1933.

___ Subscriber is a savings and loan association as defined in Section 3(a)(5)(A) of the Securities Act of 1933.

___ Subscriber is an insurance company as defined in Section 2(13) of the Securities Act of 1933.

___ Subscriber is an investment company registered under the Investment Company Act of 1940.

___ Subscriber is a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

___ Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, and one of the following applies [check one]: (a)_the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company or registered investment advisor, or (b)_ Subscriber has total assets in excess of $5,000,000, or (c)_if a self-directed plan, Subscriber's investment decisions are made solely by accredited investors.

___ Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ Subscriber(a) has total assets in excess of $5,000,000, and (b) was not formed for the specific purpose of acquiring Unit(s), and (c) is one of [check one]:_an organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), or_a corporation, or a_ Massachusetts or similar business trust, or_a Company or limited liability company.

___   Subscriber(a) is a trust with total assets in excess of $5,000,000, and
      (b) was not formed for the specific purpose of acquiring a Unit, and (c) Subscriber's purchases are directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Company.

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

___ If Subscriber is an entity, each owner of an equity interest in Subscriber is an accredited entity under one of the alternatives listed above in this
      Section 3(l).

                  (m) If Subscriber is a corporation, partnership, trust, limited liability company or other entity, the person signing on behalf of Subscriber below certifies that Subscriber has full power and authority to enter into and perform its obligations under this Agreement, and that his or her execution and delivery of this Agreement on behalf of Subscriber is within his or her authority and has been duly authorized.

    IN SUPPORT OF THE FOLLOWING ALTERNATIVE, EACH EQUITY OWNER MUST COMPLETE
         A SEPARATE SUPPLEMENTAL QUESTIONNAIRE PROVIDED BY THE COMPANY.

         4. INDEMNIFICATION. Subscriber acknowledges that certain representations made in this Agreement are made for the purpose of qualifying Subscriber as an "accredited investor" (as that term is defined by the Securities and Exchange Commission) for the purpose of inducing a sale of securities to Subscriber, and Subscriber represents that all such information provided herein is true and correct in all respects. Subscriber understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against Subscriber for damages. Subscriber further acknowledges that he or she understands the meaning and legal consequences of the acknowledgments and agreements contained in Paragraph 2 hereof and the representations and warranties contained in Paragraph 3 hereof, and Subscriber hereby agrees to indemnify and hold harmless the Company and each of its officers, agents, directors and affiliates, from and against any and all loss, damage, expense (including without limitation attorneys' fees) or liability due to or arising out of breach of any agreement, representation or warranty of Subscriber contained in this Agreement or the inaccuracy of information provided by Subscriber herein.

         5. REGISTRATION RIGHTS.

                  (a) If and when the Company is required to use its best efforts to effect or cause the registration of any shares under the 1933 Act as provided in this Paragraph, the Company shall, at its expense (other than any underwriters' or selling discount with respect to shares offered by shareholders hereunder), as expeditiously as possible:

                           (i) prepare and file with the SEC a registration
statement with respect to such shares and use its best efforts to cause such registration statement to become effective;

                           (ii) prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current during the required offering period;

                           (iii) furnish to each seller of such shares such
number of copies of such registration statement and each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the 1933 Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the shares owned by such seller;

                           (iv) use its reasonable efforts to register or
qualify such shares covered by such registration statement under such State Acts as each seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the shares owned by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction, or to consent to general service of process in any such jurisdiction; and

                           (v) during the required offering period, notify each
seller of any such securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances then existing.

                  (b)

                           (i) The Company shall indemnify and hold harmless
each holder of any shares included in the Company's registration statement pursuant to this Paragraph, and each person, if any, who controls such holder within the meaning of Section 15 of the 1933 Act, from and against all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or in any amendment or supplement thereto, or caused by any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses, and liabilities are caused by any such untrue statement or omission which is based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus).

                           (ii) Promptly after receipt by any holder of any
shares included in the Company's registration statement pursuant to this Paragraph of notice of the commencement of any action, said holder shall, if a claim in respect thereof is to be made against the Company under this Paragraph, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to them under this Paragraph. In case any such action is brought against any holder of any shares registered pursuant to this Paragraph and the Company is notified of the commencement thereof as provided herein, the Company shall be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such holder, and after notice from the Company to such holder of the Company's election so to assume the defense thereof, the Company shall not be liable under this Paragraph for any legal or other expense subsequently incurred by such holder in connection with the defense thereof other than reasonable costs of investigation.

                           (iii) Each holder of any shares registered pursuant
to this Paragraph agrees to cooperate fully with the Company in effecting registration and qualification of the Shares (or the Common Stock into which it has been converted) and of such distribution, and shall indemnify and hold harmless the Company and each person who may control the Company within the meaning of Section 15 of the 1933 Act, each director of the Company, and each officer who signed any registration statement, from and against all losses, claims, damages, expenses, and liabilities (including reasonable attorneys' fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or any amendment or supplement thereto, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission was made in reliance upon information furnished to the Company by any such holder for inclusion therein.

                  (c) The Company may suspend the use of any prospectus for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events, provided, that the Company promptly thereafter complies with the requirements of subparagraph 5(c)(v) hereof, if applicable.

                  (d) The Company reserves the right to determine, in its sole discretion, the number of Registrable Shares to so register.

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

         6. REAFFIRMATION. Except as separately disclosed to the Company in a signed writing, Subscriber agrees that each representation, warranty and agreement stated in or made pursuant to this Agreement shall be remade and true and correct as of the date of any exercise of Unit Warrants by Subscriber after the date of this Agreement.

         7. TRANSFERABILITY. Subscriber agrees not to transfer or assign this Agreement, or any interest herein.

         8. TERMINATION OF AGREEMENT. If Subscriber's subscription pursuant to this Agreement is not accepted by the Company for any reason, then and in any such event this Agreement shall be null and void and of no further force and effect, and no party hereto shall have any rights against any other party hereunder; provided, however, and it is expressly agreed, that the indemnity and hold harmless agreement of Subscriber set forth in Paragraph 4 hereof shall survive any such termination of this Agreement.

         9. SUBSCRIPTION INFORMATION. (a) Please indicate the manner in which title is to be held (please check ONE and complete as otherwise indicated):

         1. [ ] Individual

         2. [ ] Joint Tenants with Right of Survivorship

         3. [ ] Community Property

         4. [ ] Tenants in Common

         5. [ ] Corporation/Company/Limited Liability Company established:
                _______________, 19____

         6. [ ] IRA

         7. [ ] Keogh

         8. [ ] Trust/Estate/Pension or Profit Sharing Plan - Date Opened:
                _____________________, 19____

         9. [ ] As a Custodian For:
                ______________________________
                Under the Uniform Gift to Minors Act of the State of:

         10. [ ] Married with Separate Property

         11. [ ] Other:__________________________

             (b) Please provide the following information:

         Employer(s)                _________________________________________

         Occupation(s)              _________________________________________

         Business                   _________________________________________
         Address(es)                _________________________________________
                                    _________________________________________

         Principal Residence        _________________________________________
         Address                    _________________________________________
                                    _________________________________________

         Social security # / EIN#   _________________________________________

         Send Mail to               ____ Home  ____ Office   (Please Check One)

         Business Telephone         (_________)

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

Are there any other states in which you ___ maintain a residence, ___ pay state income taxes, ___ hold a driver's license, ___ are registered to vote?

If so, please explain:

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________

         10. MISCELLANEOUS.

                  (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Subscriber at his address set forth above and to Timothy C. Moses at the address of the Company.

                  (b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of Georgia applicable to contracts entered into and performed exclusively within said state.

                  (c) The Company and Subscriber each irrevocably consent to the jurisdiction of the courts of the State of Delaware and such State in connection with any action or proceeding arising out of or relating to this Agreement, the Warrant Shares, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement or the Unit Securities, or a breach of any such document or instrument.

                  (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

                  (e) The headings at the beginning of the Paragraphs hereof are solely for convenience of reference and are not part of this Agreement. As used herein, each gender includes each other gender, the singular includes the plural and vice versa. All references to Paragraphs are intended to refer to Paragraphs of this Agreement, except as otherwise indicated.

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

ALL SUBSCRIBERS MUST COMPLETE THE FOLLOWING:

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the ___ day of _______, 2005.

Please indicate the number of Units subscribed for:__________________ (Minimum of one Unit)

                                      and

the aggregate Purchase Price: $_______________________ (at $10,000 per Unit)

SUBSCRIBERS THAT ARE NATURAL PERSONS SIGN BELOW:

________________________________________________________
Exact Name(s) In Which Title Is To Be Held (Please Print

Siginature
________________________________________________________

SUBSCRIBERS THAT ARE ENTITIES (CORPORATION, COMPANY, TRUST, ETC.) SIGN BELOW:

Signature(s)

__________________________________________
Name of Entity (Please Print)

__________________________________________
By

__________________________________________
Name

ALL SUBSCRIBERS MUST HAVE THEIR SIGNATURES ABOVE WITNESSED BELOW:

Attest (If Entity is Corporation)

Executed in the presence of:

__________________________________________
Signature

__________________________________________
Printed Name

ACCEPTED as of the ___ day of ______________, 2005 on behalf of Nova BioGenetics, Inc

                                         By:_____________________________
                                                  Timothy C. Moses
                                                  COO / Sr. V.P.

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